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                                  EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Aquila, Inc.

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3) of our reports dated February 5, 2002, included in Aquila, Inc.'s (formerly known as UtiliCorp United Inc.) Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2001, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP
Kansas City, Missouri
May 13, 2002